Exhibit 23.2


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


                                                                47, Avenue Hoche
                                                                   75008 Paris
 TEL (212) 715-9100                                                  France
 FAX (212) 715-8000


                                                January 18, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Twinlab Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 315,662 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the Registrant's 1998 Stock Incentive Plan (the "Plan"). The Shares represent additional shares of Common Stock which were authorized to be issued under the Plan by the Board of Directors of the Registrant pursuant to the Plan in January, 2000.

                  In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                        Very truly yours,



                                        /s/ Kramer Levin Naftalis & Frankel LLP


                                       9